UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2005

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with closing the transaction described under Item 2.01 below pursuant to that certain Asset Purchase Agreement (the “Agreement”) dated October 18, 2005 by and among Coinstar, Inc. (the “Company”), The Amusement Factory, L.L.C., Levine Investments Limited Partnership (“Levine Investments”), American Coin Merchandising, Inc., a wholly-owned subsidiary of the Company (“ACMI”) and Adventure Vending Inc., a wholly-owned subsidiary of ACMI (“Adventure”), Adventure entered into lease agreements with affiliates of Levine Investments as described below.

•	Lease agreement dated November 1, 2005 with Van Nuys Airpark Building 5, LLC, an affiliate of Levine Investments, for property located in Arlington Heights, Illinois, which includes the following terms:

•	Leased space of 27,500 square feet.

•	Term expires on December 31, 2006.

•	Adventure has options to renew the lease for an additional three year period and, assuming that the first renewal option has been exercised, for an additional five year period, subject to customary termination provisions.

•	Rent of between $8,000 and $12,000 per month based on the relevant period of the lease.

•	Lease agreement dated November 1, 2005 with Van Nuys Airpark Building 5, LLC, an affiliate of Levine Investments, for property located in Van Nuys, California, which includes the following terms:

•	Leased space of 82,000 square feet.

•	Term of two years commencing on November 1, 2005.

•	Adventure has options to renew the lease for an additional three year period and, assuming that the first renewal option has been exercised, for an additional five year period, subject to customary termination provisions.

•	Rent of between $45,000 and $65,000 per year based on the relevant period of the lease.

•	Lease agreement dated November 1, 2005 with Levine & Riggle Rental Company Limited Partnership, an affiliate of Levine Investments, for property located in Chandler, Arizona, which includes the following terms:

•	Leased space of 9,000 square feet.

•	Term expires October 31, 2007.

•	Rent of $4,500 per month together with additional payments for Adventure’s proportionate share of the utility costs, refuse removal and janitorial expenses for the building.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2005, Coinstar, Inc. (the “Company”) completed the acquisition of substantially all of the assets of The Amusement Factory, L.L.C. (“Amusement”) pursuant to that certain Asset Purchase Agreement (the “Agreement”) dated October 18, 2005 by and among the Company, Amusement, Levine Investments Limited Partnership (“Levine Investments”), American Coin Merchandising, Inc., a wholly-owned subsidiary of the Company (“ACMI”) and Adventure Vending Inc., a wholly-owned subsidiary of ACMI (“Adventure”).

2

The assets acquired include a full line of entertainment services including skill crane machines, bulk vending, and kiddie rides in more than 14,000 locations across the United States. The acquired assets will be used to provide services to mass merchants, supermarkets, restaurants, entertainment centers, dollar stores and other distribution channels.

In accordance with the Agreement, Adventure purchased substantially all of the assets of Amusement in exchange for 1,907,957 shares of Company common stock and became a stockholder of more than 5% of the Company. Of the total consideration, 94,794 shares of Company common stock will be held in escrow for up to 12 months to secure any potential indemnity claims under the Agreement. The shares of Company common stock being issued in connection with the purchase of Amusement’s assets are subject to the terms of a voting agreement attached as Exhibit 10.1 hereto and described in the Company’s Current Report on Form 8-K filed on October 19, 2005.

Other than the lease transactions described under Item 1.01 and the sale and voting agreement transactions described under Item 2.01, at the time of the acquisition there was no material relationship between Amusement (including their officers, directors and shareholders) and the Company or any of its affiliates, any officer or director of the Company, or any associate of any such officer or director.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Voting Agreement dated November 1, 2005 by and among Coinstar, Inc. and Levine Investments Limited Partnership

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: November 1, 2005	By:	/s/ Donald R. Rench
Donald R. Rench
Vice President, General Counsel and Secretary

4